UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

The Sagemark Companies Ltd.
(Exact name of Registrant as Specified in its Charter)

New York	0-4186	13-1948169
(State or other jurisdiction	(Commission File No.)	(IRS EIN)
of incorporation)

1285 Avenue of the Americas, 35th Floor, New York, New York 10019
(Address of Principal Executive Office)

Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2005, the Registrant entered into an Executive Employment Agreement, as amended, with Michael Fagien, M.D. (“Dr. Fagien”) (the “Agreement”), pursuant to which Dr. Fagien was engaged by the Registrant to serve as its Chief Medical Officer during an initial term of five years, subject to renewal for three successive two year periods with an annual salary of $250,000. On October 31, 2007, the Agreement was amended to provide for a reduction in Dr. Fagien’s annual salary to $150,000, effective as of November 15, 2007, and to modify the restrictive covenant provisions of the Agreement.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.01	Letter Agreement dated October 25, 2007 by and between The Sagemark Companies and Michael Fagien, M.D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SAGEMARK COMPANIES LTD.

By: /s/ Ron Lipstein
Ron Lipstein, President and
Chief Executive Officer

Date: October 31, 2007

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).